UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 23, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

REINSTATEMENT OF BOUSE GOLD, INC. AND SOUTH COPPERSTONE, INC.

Fortress Financial Group, Inc. (“The Company”) reported in a Form 8-K Filing dated November 24, 2009 that on March 15, 2009, both Bouse Gold, Inc. and South Copperstone, Inc. had became delinquent with the Secretary of State in Wyoming due to nonpayment of State Taxes and were administratively dissolved. The Company has settled the outstanding State Taxes in respect of these Corporations; the Corporations have been reinstated and are now in good standing.

The Authorized Share Capital of both of these Corporations has been increased to an amount of 2,500,000,000 shares of Common Stock to facilitate the settlement of outstanding Stock Dividends dated November 12, 2005 and December 2, 2005.

STOCKHOLDERS IN BOUSE GOLD, INC.

Eligible Dividend Recipients as at November 7, 2005: (Note 2)	899,967,718	40.91%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	510,923,545	23.22%
Other Stockholders: (Note 1)	569,110,937	25.88%

TOTAL ISSUED:	2,200,000,000

NOTE 1:
The Company transferred an amount of US$302,607,268 (Three hundred and two million six hundred and seven thousand two hundred and sixty eight dollars) representing 519,497,456 (Five hundred and nineteen million four hundred and ninety seven thousand four hundred and fifty six) shares in the “Bouse” Gold Exploration Property to repurchase shares of the Company’s Common Stock in June and in July 2008..

NOTE 2:
Stockholders of the Company as at November 7, 2005 received an amount of 899,967,718 (Eight hundred and ninety nine million nine hundred and sixty seven thousand seven hundred and eighteen) shares in Bouse Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represents an amount of 40.9% of the Issued Share Capital of Bouse Mining Holdings plc.

On February 1, 2008, the “Bouse” Gold Exploration properties and interests held in Bouse Mining Holdings plc were transferred into a new Corporation, incorporated in Wyoming, named “Bouse Gold, Inc.”.  It was considered more advantageous to hold these interests in a Corporation incorporated in the United States of America compared to them being held in Foreign Corporations. All stockholders are guaranteed 1 (one) share of Common Stock in Bouse Gold, Inc. for every 1 (one) Ordinary share held in Bouse Mining Holdings plc.

The Company holds full and accurate records of the stockholders eligible for both of these aforesaid Stock Dividends and as at the aforesaid “Record Dates” for these Dividend declarations.

*Fortress Financial Group, Inc. holds its interests in Bouse Gold, Inc. through its wholly owned Investment Corporation, Western Diversified Mining Resources, Inc.

No additional shares of Bouse Gold, Inc. shares of Common Stock will be issued whatsoever.

STOCKHOLDERS IN SOUTH COPPERSTONE, INC.

Eligible Dividend Recipients as at December 2, 2005: (NOTE 1)	899,581,199	40.89%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	1,030,421,001	46.84%
Other Stockholders:	50,000,000	2.28%
TOTAL ISSUED:	2,200,000,000

NOTE 1:
Stockholders of the Company as at December 2, 2005 received an amount of 899,581,199 (Eight hundred and ninety nine million five hundred and eighty one thousand one hundred and ninety nine) shares in Copperstone Mining Holdings plc as a Stock Dividend. These shares are being held "on book" for and on behalf of these stockholders. This represented 40.9% of the Issued Share Capital of Copperstone Mining Holdings plc.

On February 1, 2008, the “South Copperstone” Gold Exploration properties and interests held in South Copperstone Mining Holdings plc were transferred into a new Corporation, incorporated in Wyoming, named “South Copperstone, Inc.”. It was considered more advantageous to hold these interests in Corporations incorporated in the United States of America compared to them being held in a Foreign Corporation. All stockholders are guaranteed 1 (one) share of Common Stock in South Copperstone, Inc. for every 1 (one) Ordinary share held in South Copperstone Mining Holdings plc.

The Company holds full and accurate records of the stockholders eligible for both of these aforesaid Stock Dividends and as at the aforesaid “Record Dates” for these Dividend declarations.

*Fortress Financial Group, Inc. holds its interests in South Copperstone, Inc. through its wholly owned Investment Corporation, Western Diversified Mining Resources, Inc.

No additional shares of South Copperstone, Inc. shares of Common Stock will be issued whatsoever.

EXTERNAL AUDIT OF BOUSE GOLD, INC. AND SOUTH COPPERSTONE, INC.

The Company is now in a position to engage an external Auditor to complete a full Audit of both South Copperstone, Inc. and of Bouse Gold, Inc. This audit is required to be completed prior to the final completion of the sale of these two Corporations as the Purchaser is not in a position to acquire unaudited Corporations due its Reporting and Filing obligations to the SEC.

PENDING SALE OF BOUSE GOLD, INC.

The Company has announced that it is in the process of completing upon the sale of its 510,923,545 shares of Bouse Gold, Inc. Common Stock, representing 23.22% of the outstanding shares of Bouse Gold, Inc. Common Stock.

The Company has secured the irrevocable consent to dispose of their shares of Bouse Gold, Inc. in concert with the Company, representing an additional amount of 1,518,563,813 shares of Bouse Gold, Inc. Common Stock, representing an additional 69.03% of the outstanding shares of Bouse Gold, Inc. Common Stock.

This is made up as follows:

Eligible Dividend Recipients as at November 7, 2005: (Note 1)	729,455,076	33.16%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	510,923,545	23.22%
Other Stockholders:	569,110,937	25.88%
	2,029,487,358	92.25%

NOTE 1:
This represents the sum total of large stockholders identified on the Bouse Gold, Inc. stockholder register who received their shares of Bouse Gold, Inc. Common Stock through the Stock Dividend declared by the Company on November 7, 2005.

*Fortress Financial Group, Inc. holds its interests in Bouse Gold, Inc. through its wholly owned Investment Corporation, Western Diversified Mining Resources, Inc.

The Company is therefore in a position to furnish the Purchasers of Bouse Gold, Inc. with an immediate amount of 2,029,487,358 shares of Bouse Gold, Inc. Common Stock, representing 92.25% of the outstanding shares of Bouse Gold, Inc. Common Stock.

The balance of the shares of Bouse Gold, Inc. Common Stock in the amount of 170,512,642, representing 7.75% of the outstanding shares of Bouse Gold, Inc. Common Stock are held as follows:

Cede & Co. (Note "A")	77,234,720	3.51%
Identifiable Stockholders (Note "B")	93,277,922	4.24%
	170,512,642	7.75%

NOTE “A”:
This represents stockholders who held their shares in the Company with their Brokers at the date of the payment of the Stock Dividend with the Record Date of November 7, 2005. These stockholders would receive their share of the sale proceeds upon the completion of the sale of Bouse Gold, Inc. through a distribution which would have to be effected by the DTCC.

NOTE “B”:
This represents identifiable stockholders whose holdings are directly and identifiably held on the Bouse Gold, Inc. stockholder register and received through the Stock Dividend payment with the Record Date of November 7, 2005. These stockholders would directly receive their share of the sale proceeds upon the completion of the sale of Bouse Gold, Inc.

The share of the sale proceeds payable upon the completion of the sale of Bouse Gold, Inc. to the stockholders described in Notes “A” and “B” would be calculated on the same terms as every other single stockholder of Bouse Gold, Inc.; and without exception.

The purchase of the balance of the shares of Bouse Gold, Inc. Common Stock in the amount of 170,512,642, representing 7.75% of the outstanding shares of Bouse Gold, Inc. Common Stock as described in Notes “A” and “B” will be mandatory upon the stockholders of Bouse Gold, Inc. given the unconditional acceptance of the sale by those stockholders representing an amount of 92.25% of the outstanding shares of Common Stock; thereby guaranteeing the Purchaser of Bouse Gold, Inc. their required 100% interest in Bouse Gold, Inc. The Purchasers of Bouse Gold, Inc. are solely interested in acquiring a 100% interest in Bouse Gold, Inc., which will  be obtained through a short-form merger under the Wyoming Business Corporation Act as the Purchasers are  obtaining in excess of 80% of the stock in Bouse Gold, Inc.

PENDING SALE OF SOUTH COPPERSTONE, INC.

The Company has announced that it is in the process of completing upon the sale of its 1,030,421,001 shares of South Copperstone, Inc. Common Stock, representing 46.84% of the outstanding shares of South Copperstone, Inc. Common Stock.

The Company has secured the irrevocable consent to dispose of their shares of South Copperstone, Inc. in concert with the Company, representing an additional amount of 1,027,142,329 shares of South Copperstone, Inc. Common Stock, representing an additional 46.69% of the outstanding shares of South Copperstone, Inc. Common Stock.

This is made up as follows:

Eligible Dividend Recipients as at December 2, 2005: (Note 1)	757,144,529	34.42%
Searchlight Exploration, LLC:	219,997,800	9.99%
Fortress Financial Group, Inc.*:	1,030,421,001	46.84%
Other Stockholders:	50,000,000	2.28%
	2,057,563,330	93.53%

NOTE 1:
This represents the sum total of large stockholders identified on the South Copperstone, Inc. stockholder register who received their shares of South Copperstone, Inc. Common Stock through the Stock Dividend declared by the Company on December 2, 2005.

*Fortress Financial Group, Inc. holds its interests in South Copperstone, Inc. through its wholly owned Investment Corporation, Western Diversified Mining Resources, Inc.

The Company is therefore in a position to furnish the Purchasers of South Copperstone, Inc. with an immediate amount of 2,057,563,330 shares of South Copperstone, Inc. Common Stock, representing 93.53% of the outstanding shares of South Copperstone, Inc. Common Stock.

The balance of the shares of South Copperstone, Inc. Common Stock in the amount of 142,436,670, representing 6.47% of the outstanding shares of South Copperstone, Inc. Common Stock are held as follows:

Cede & Co. (Note "C")	55,065,559	2.50%
Identifiable Stockholders (Note "D")	87,371,111	3.97%
	142,436,670	6.47%

NOTE “C”:
This represents stockholders who held their shares in the Company with their Brokers at the date of the payment of the Stock Dividend with the Record Date of December 2, 2005. These stockholders would receive their share of the sale proceeds upon the completion of the sale of South Copperstone, Inc. through a distribution which would have to be effected by the DTCC.

NOTE “D”:
This represents identifiable stockholders whose holdings are directly and identifiably held on the South Copperstone, Inc. stockholder register and received through the Stock Dividend payment with the Record Date of December 2, 2005. These stockholders would directly receive their share of the sale proceeds upon the completion of the sale of South Copperstone, Inc.

The share of the sale proceeds payable upon the completion of the sale of South Copperstone, Inc. to the stockholders described in Notes “C” and “D” would be calculated on the same terms as every other single stockholder of South Copperstone, Inc.; and without exception.

The purchase of the balance of the shares of South Copperstone, Inc. Common Stock in the amount of 142,436,670 and representing 6.47% of the outstanding shares of South Copperstone, Inc. Common Stock as described in Notes “C” and “D” will be mandatory upon these stockholders of South Copperstone, Inc. given the unconditional acceptance of the sale by those  stockholders representing an amount of 93.53% of the outstanding shares of Common Stock; thereby guaranteeing the Purchaser of South Copperstone, Inc. their required 100% interest in South Copperstone, Inc.  The Purchasers of South Copperstone, Inc. are solely interested in acquiring a 100% interest in South Copperstone, Inc., which will  be obtained through a short-form merger under the Wyoming Business Corporation Act as the Purchasers are  obtaining in excess of 80% of the stock in South Copperstone, Inc.

SUMMARY OF THE SALE PROCESS OF BOTH BOUSE GOLD, INC. AND SOUTH COPPERSTONE, INC. AND THE PROPOSED PAYMENT OF THE PROCEEDS FROM THE COMPLETION OF THE SALE BY A DIVIDEND

The Company will be disposing of its 510,923,545 shares in Bouse Gold, Inc. Common Stock and its 1,030,421,001shares of South Copperstone, Inc. to the Purchaser. The proceeds payable to the Company from the sale of these aforesaid shares of both Bouse Gold, Inc. and South Copperstone, Inc. will be distributed in full to the stockholders of the Company upon a Dividend Date to be announced upon the completion of the sale of the Company’s shares of Bouse Gold, Inc. and South Copperstone, Inc.

The loans advanced by the Company to both Bouse Gold, Inc. and to South Copperstone, Inc. and in the amount of circa US$850,000, will be repaid to the Company by the Purchaser of Bouse Gold, Inc. and South Copperstone, Inc.

The amounts owed by the Company in respect of the balance of the outstanding Long Term Loan Note Holders and the current creditors will be settled from the sale proceeds. This amount will not be in excess of circa US$2,500,000.

PRICING GUIDELINE IN RESPECT OF THESE SALE TRANSACTIONS

The Company can confirm that the sale of its 510,923,545 shares of Bouse Gold, Inc. Common Stock and its 1,030,421,001 shares of South Copperstone Common Stock will not equate to a net amount that equates to an amount that is lower than the amount of US$0.003 per share of the Company’s Common Stock. The transaction is priced upon a Gold Price of US$1,050/oz. Should the Gold price be greater than the amount of US$1,050/oz upon the final completion of the sale of these shares of Common Stock in Bouse Gold, Inc. and in South Copperstone, Inc.; then the pricing per share would be greater than aforesaid. Stockholders are advised that these are pricing guidelines and simply reflect the lowest price that will be accepted by the Company. The Company is not prepared to give detailed information prior to the published completion of these sales transactions.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: April 23, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano
President